Exhibit 10.3

Amendment to Lease Agreement of the Dayton Claims dated December 5, 2010

BETWEEN:                  Robert S. Friberg                   (the “Lessor”)
Of        3896 Cashill Blvd., Reno, NV 89509

OF THE FIRST PART
AND:             Gold Ridge Resources, Inc.,  a company duly incorporated pursuant to the laws of the State of Nevada, and having as office at  7582 Las Vegas Blvd S., #552, Las Vegas, NV 89123

It is hereby confirmed that section 5 of said agreement shall be replaced by the following:

5.  Unless and until this Agreement is sooner terminated, Lessee shall pay Lessor Annual Advance Royalty payments in accordance with the following schedule:

Advance Royalty Payment	Payable

$ 5,000	within 90 days of Execution
$ 5,000	on or before 6/30/13
$ 7,500	on or before 6/30/14
$ 10,000	on or before 6/30/15
$ 10,000	on or before 6/30 thereafter

All Advance Royalty payments payable to Lessor pursuant to this paragraph shall be credited and recoverable from Production Royalty payments payable by Lessee to Lessor. Said right of recovery shall apply to the first such Production Royalty payments accruing and shall continue thereafter until Lessee has recovered the full amount of previously paid Advance Royalty payments. All Advance Royalty payments accruing subsequent to the first Production Royalty payment shall be recovered and deducted in a like manner from Production Royalty payments thereafter accruing.

Lessee shall pay to Lessor a Production Royalty of

2.00 % NSR

Payments will be made quarterly, no later than 20 business days following the end of each calendar quarter. Quarterly royalty payments will be provisional and subject to adjustment at the end of Lessee's accounting year. If no written objection is made by Lessor to the correctness of a royalty payment or its accompanying statement within two years from the date of such payment, such statement shall be conclusively deemed to be correct and such royalty payment sufficient and complete, and no exception or claim for adjustment shall thereafter be permitted.

The term "NSR" as used herein shall mean the dollar amount actually received by Lessee from the sale of minerals from the Property less costs of shipping, insurance and transportation. All payments and royalties payable hereunder may be made by Lessee’s check, and delivery thereof shall be deemed completed on the mailing thereof to Lessor.

Confirmed as accepted this 29th day of June, 2012

Gold Ridge Resources, Inc.

/s/ Robert S. Friberg	/s/ David Mough
Robert S. Friberg	David Mough - President